UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 16, 2015

GLOBUS MEDICAL, INC.
(Exact name of registrant as specified in charter)

DELAWARE	001-35621	04-3744954
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2560 GENERAL ARMISTEAD AVENUE, AUDUBON, PA 19403
(Address of principal executive offices) (Zip Code)
(610) 930-1800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On April 16, 2015, KPMG LLP (“KPMG”) orally notified Globus Medical, Inc. (the “Company”) that upon the completion of KPMG’s review of the Company’s consolidated financial statements for the quarterly reporting period ended March 31, 2015 and the filing of the related Quarterly Report on Form 10-Q, KPMG declines to stand for reelection as the independent registered public accounting firm for the Company. KPMG’s decision was accepted by the audit committee of the Company’s board of directors.

The audit reports of KPMG on the consolidated financial statements of the Company and its subsidiaries as of and for the fiscal years ended December 31, 2014 and 2013 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2014 and 2013, and the subsequent interim period through April 16, 2015 there were no (i) disagreements between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference thereto in its reports on the consolidated financial statements for such years, or (ii) “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided KPMG with a copy of this Form 8-K and requested KPMG to furnish it with a letter addressed to the U.S. Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter, dated April 22, 2015, is being filed as Exhibit 16.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

16.1	Letter from KPMG LLP, dated April 22, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBUS MEDICAL, INC.
(Registrant)

Dated:	April 22, 2015	/s/ ANTHONY L. WILLIAMS

Anthony L. Williams
Senior Vice President of Business Development,
General Counsel and Secretary

EXHIBIT LIST

Exhibit No.	Description

16.1	Letter from KPMG LLP, dated April 22, 2015